Exhibit 4.2

Execution Version

SERIES 2018-1

INDENTURE SUPPLEMENT

among

LMRK ISSUER CO III LLC,

AND

LMRK PropCo 3 LLC,

as Obligors

and

WILMINGTON TRUST, NATIONAL aSSOCIATION,

as Indenture Trustee

dated as of June 6, 2018

Secured Tenant Site Contract Revenue Notes, Series 2018-1

i

SERIES 2018-1 INDENTURE SUPPLEMENT

THIS SERIES 2018-1 INDENTURE SUPPLEMENT (this “Series Supplement”), dated as of June 6, 2018, is among LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), LMRK PropCo 3 LLC, a Delaware limited liability company (the “Original Asset Entity” and, together with any entity that becomes a party hereto after the date hereof as an Additional Asset Entity, the “Asset Entities” and, together with the Issuer, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors and the Indenture Trustee are parties to the Indenture, dated as of June 6, 2018 (the “Indenture”);

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue Notes pursuant to the terms of the Indenture and Section 2.07 thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of $125,440,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2018-1, which consist of three classes designated as Class C (the “Series 2018-1 Class C Notes”), Class D (the “Series 2018-1 Class D Notes”) and Class F (the “Series 2018-1 Class F Notes” and, together with the Series 2018-1 Class C Notes and Series 2018-1 Class D Notes, the “Notes”);

WHEREAS, the Notes constitute “Notes” as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall mean the Series 2018-1 Anticipated Repayment Date.

“Closing Date” shall mean June 6, 2018.

“Initial Purchaser” shall mean RBC Capital Markets, LLC.

“Note Rate” shall mean, with respect to the Notes, the fixed rate per annum at which interest accrues on each Class of Notes as set forth in Section 2.01(a) herein.

“Notes” shall have the meaning ascribed to it in the preamble hereto.

“Post-ARD Note Spread” shall, for each Class of Notes, have the meaning set forth in the table below:

Class and Series	Post-ARD Note Spread
Series 2018-1 Class C	1.25%
Series 2018-1 Class D	2.00%
Series 2018-1 Class F	3.25%

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

“Rating Agency” shall mean, in relation to the Notes, KBRA.

“Rating Agency Confirmation” shall mean, in relation to the Notes, with respect to any transaction or matter in question concerning the Notes, the Issuer shall obtain confirmation from the Rating Agency then rating the Notes in writing (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Notes (or the placing of any such Class on negative credit watch or ratings outlook in contemplation of any such transaction or matter with respect thereto); provided that if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from such Rating Agency with respect to such matter shall not apply; provided, further, that other than in the case of a Rating Agency Confirmation in connection with issuance of Additional Notes, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with the Indenture within fifteen Business Days of such request, the requirement to receive Rating Agency Confirmation with respect to such transaction or matter shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees; provided, further, that no Rating Agency Confirmation will be required from the Rating Agency with respect to any matter or transaction to the extent that the Rating Agency is no longer rating securities similar to the Notes or has made a public statement or otherwise communicated to the Issuer that it will no longer review transactions or matters of such type for purposes of evaluating whether to confirm the then-current ratings of obligations rated by the Rating Agency and the Issuer has provided notice to the Servicer and the Indenture Trustee.

“Rating Agency Declination” will be a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which

Rating Agency Confirmation is sought and received by the Issuer and notified to the Indenture Trustee and the Servicer; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Issuer or its affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, will not constitute a Rating Agency Declination; provided, further, that if any Rating Agency publicly announces a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, either as a general policy or with respect to matters of a particular type, so long as such policy remains in effect, any party requesting Rating Agency Confirmation from the Rating Agency will only be required to deliver written notice to that Rating Agency of any matter (or any matter of the applicable type, as the case may be) for which Rating Agency will thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Series 2018-1 Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

“Targeted Amortization Amount” shall mean, for each Class of Notes, on each Payment Date with respect to each Class of Notes, the applicable amount set forth in Schedule I to this Series Supplement.

Section 1.02    Rules of Construction.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)“or” is not exclusive;

(d)“including” means including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)all references to “$” are to United States dollars unless otherwise stated;

(g)any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)references to a Person are also to its permitted successors and assigns; and

(i)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

In the event that any term or provision contained herein with respect to the Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

NOTE DETAILS, DELIVERY AND FORM; data tape

Section 2.01    Note Details.

(a)The aggregate principal amount of the Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in three (3) classes, having the Class and Series designation, initial principal balance, Note Rate and initial rating set forth below (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture).

Class and Series	Initial Principal Balance	Note Rate	Rating (KBRA)

Series 2018-1 Class C	$95,530,000	3.97%	A- (sf)
Series 2018-1 Class D	$13,180,000	4.70%	BBB-(sf)
Series 2018-1 Class F	$16,730,000	5.92%	BB- (sf)

(b)The “Anticipated Repayment Date” for the Notes is the Payment Date falling in June 2023.  The “Rated Final Payment Date” for the Notes is the Payment Date falling in June 2048.

Section 2.02    Delivery of the Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver the Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Notes and deliver the Notes (other than Notes to be issued as Definitive Notes) to the Depositary (or its nominee) as directed by the Issuer and shall deliver the Definitive Notes as directed by the Initial Purchaser.

Section 2.03    Forms of Notes. The Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

Section 2.04    Tax Restricted Notes. None of the Notes shall be designated as Tax Restricted Notes.

Section 2.05    Prepayment Lockout Period. There will be a Prepayment Lockout Period for the Notes.

Section 2.06    Notice of Indenture Supplements. So long as KBRA is rating the Notes, the Issuer shall provide prompt written notice of any Indenture Supplement pursuant to Section 13.02 of the Indenture.

Section 2.07    Data Tape.  So long as KBRA is rating the Notes, within forty-five (45) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2018, the Issuer shall provide the Rating Agency with a data tape with respect to the Tenant Site Assets owned by the Asset Entities as of the end of such fiscal year.

Section 2.08    Targeted Amortization Amounts.  Payments of Targeted Amortization Amounts for each Class of Notes shall commence on the Payment Date occurring in July 2018. Commencing on the Payment Date occurring in July 2018, the lesser of (i) the Monthly Amortization Amount for such Class of Notes and (ii) the amount of funds available for such purpose under Section 5.01 of the Indenture, will be applied to repay amounts in respect of principal on such Class of Notes, as provided pursuant to clause Section 5.01(a)(ix)(1) of the Indenture.

ARTICLE III

SITE ACQUISITION ACCOUNT

Section 3.01    No Site Acquisition Account.  The Issuer will not establish a Site Acquisition Account for the Notes.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01    Date of Execution.  This Series Supplement for convenience and for the purpose of reference is dated as of June 6, 2018.

Section 4.02    Notices.  Notices required to be given to the Rating Agency by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed first (or simultaneously with second) be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agency pursuant to Rule 17g-5 under the Exchange Act and second to the following address: abssurveillance@kbra.com.

Section 4.03    Governing Law.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 4.04    Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05    Counterparts.  The Indenture and this Series Supplement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed signature page of the Indenture and this Series Supplement by facsimile or other electronic transmission (including, without limitation, via Portable

Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01    Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

LMRK ISSUER Co III LLC, as Issuer

LMRK PROPCO 3 LLC, as Obligor

By: /s/ George P. Doyle

Name: George P. Doyle

Title: Authorized Representative

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:/s/ Rachel Simpson

Name: Rachel Simpson

Title: Vice President

SCHEDULE I

TARGETED AMORTIZATION SCHEDULE FOR THE SERIES 2018-1 CLASS C NOTES, THE SERIES 2018-1 CLASS D NOTES AND THE SERIES 2018-1 CLASS F NOTES

(Assuming no prepayment of the Series 2018-1 Notes are made on or prior to the Payment Date occurring in July 2018)

Payment Date	Series 2018-1 Class C Targeted Amortization Amount	Series 2018-1 Class D Targeted Amortization Amount	Series 2018-1 Class F Targeted Amortization Amount
July 2018	$79,608	$10,983	$13,942
August 2018	$79,608	$10,983	$13,942
September 2018	$79,608	$10,983	$13,942
October 2018	$79,608	$10,983	$13,942
November 2018	$79,608	$10,983	$13,942
December 2018	$79,608	$10,983	$13,942
January 2019	$79,608	$10,983	$13,942
February 2019	$79,608	$10,983	$13,942
March 2019	$79,608	$10,983	$13,942
April 2019	$79,608	$10,983	$13,942
May 2019	$79,608	$10,983	$13,942
June 2019	$79,608	$10,983	$13,942
July 2019	$159,217	$21,967	$27,883
August 2019	$159,217	$21,967	$27,883
September 2019	$159,217	$21,967	$27,883
October 2019	$159,217	$21,967	$27,883
November 2019	$159,217	$21,967	$27,883
December 2019	$159,217	$21,967	$27,883
January 2020	$159,217	$21,967	$27,883
February 2020	$159,217	$21,967	$27,883
March 2020	$159,217	$21,967	$27,883
April 2020	$159,217	$21,967	$27,883
May 2020	$159,217	$21,967	$27,883
June 2020	$159,217	$21,967	$27,883
July 2020	$159,217	$21,967	$27,883
August 2020	$159,217	$21,967	$27,883
September 2020	$159,217	$21,967	$27,883
October 2020	$159,217	$21,967	$27,883
November 2020	$159,217	$21,967	$27,883
December 2020	$159,217	$21,967	$27,883
January 2021	$159,217	$21,967	$27,883
February 2021	$159,217	$21,967	$27,883

Payment Date	Series 2018-1 Class C Targeted Amortization Amount	Series 2018-1 Class D Targeted Amortization Amount	Series 2018-1 Class F Targeted Amortization Amount
March 2021	$159,217	$21,967	$27,883
April 2021	$159,217	$21,967	$27,883
May 2021	$159,217	$21,967	$27,883
June 2021	$159,217	$21,967	$27,883
July 2021	$159,217	$21,967	$27,883
August 2021	$159,217	$21,967	$27,883
September 2021	$159,217	$21,967	$27,883
October 2021	$159,217	$21,967	$27,883
November 2021	$159,217	$21,967	$27,883
December 2021	$159,217	$21,967	$27,883
January 2022	$159,217	$21,967	$27,883
February 2022	$159,217	$21,967	$27,883
March 2022	$159,217	$21,967	$27,883
April 2022	$159,217	$21,967	$27,883
May 2022	$159,217	$21,967	$27,883
June 2022	$159,217	$21,967	$27,883
July 2022	$238,825	$32,950	$41,825
August 2022	$238,825	$32,950	$41,825
September 2022	$238,825	$32,950	$41,825
October 2022	$238,825	$32,950	$41,825
November 2022	$238,825	$32,950	$41,825
December 2022	$238,825	$32,950	$41,825
January 2023	$238,825	$32,950	$41,825
February 2023	$238,825	$32,950	$41,825
March 2023	$238,825	$32,950	$41,825
April 2023	$238,825	$32,950	$41,825
May 2023	$238,825	$32,950	$41,825
June 2023	$238,825	$32,950	$41,825